UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2002

WEST COAST REALTY INVESTORS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-024594	95-4246740
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3000 Sand Hill Road Building 3, Suite 140 Menlo Park, California (Address of principal executive offices)	94025 (Zip Code)

(650) 233-7140
(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

ITEM 5 — OTHER EVENTS
SIGNATURES

ITEM 5 — OTHER EVENTS

Pending Listing of Common Stock on the American Stock Exchange

West Coast Realty Investors, Inc. has previously announced that it is seeking to list its common stock on a national stock exchange. In particular, we stated in the August 16, 2002 proxy materials for our annual stockholders meeting that we were applying to list our common stock on the American Stock Exchange (the “Amex”). We are filing this current report on Form 8-K to report that the Amex has informed us that, effective October 31, 2002, our common stock will be listed on the Amex under the trading symbol “MPQ”.

Possible sale of Roseville property

As of October 15, 2002, we believed that we would finalize an agreement to sell our Roseville property in the near term for a sale price of $2,300,000 with a close of escrow in 2003. As of October 30, 2002, we do not believe we will finalize an agreement to sell our Roseville property in the near term.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST COAST REALTY INVESTORS, INC. (Registrant)

Date: October 30, 2002	/s/ Charles P. Wingard Charles P. Wingard Chief Financial Officer